UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011 (May 11, 2011)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by The Warnaco Group, Inc. (the “Company”) on May 16, 2011 (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”).  The purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers. No changes have been made to the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As reported in the Original Report, at the Company’s 2011 Annual Meeting of Stockholders held on May 11, 2011, stockholders voted on an advisory basis, consistent with the Board of Directors recommendation in the Company’s 2011 proxy statement, in favor of holding future advisory votes on the compensation of the Company’s named executive officers every year.  In light of these results, the Company’s Board of Directors has decided that future advisory votes on the compensation of the Company’s named executive officers will be held every year until the next advisory vote on the frequency of such votes, which in accordance with applicable law, will occur no later than the Company’s Annual Meeting in 2017.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: October 7, 2011	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer